Exhibit 99.1

Contact:	Susannah Robinson
Director, Investor Relations
617-342-6129

CABOT ANNOUNCES FOURTH QUARTER AND FULL FISCAL YEAR 2008

OPERATING RESULTS

BOSTON (October 29, 2008)- Cabot Corporation (NYSE: CBT) today announced results for its fourth quarter and full fiscal year ended September 30, 2008.

Quarterly Highlights:

•

Total segment profit improves by $3 million compared to the fourth quarter of 2007: increase in Rubber Blacks driven by solid margin and cost management, despite unprecedented $36 million unfavorable contract lag

•	Volumes weaker than seasonal norm: slowing global demand particularly in the automotive and construction sectors

•

Positive advances in new business development: signed license agreement with Michelin for commercialization of Cabot Elastomer Composites, successful use of cesium formate in Kazakhstan and Asia Pacific, increased Aerogel oil & gas revenue

•

Strong liquidity position: operating cash flow of $94 million during fourth quarter, cash balance of $129 million at fiscal year end, conservative balance sheet a strength in time of current economic uncertainty

(In millions, except per share amounts)	2008		2007
	Fourth Quarter	Full Year	Fourth Quarter	Full Year
Net sales	$853	$3,191	$675	$2,616
Diluted earnings per share	$0.17	$1.33	$0.36	$1.90
Less: Certain items per share	(0.03)	(0.14)	(0.11)	(0.35)
Less: Discontinued operations per share	—	—	0.04	0.03
Adjusted earnings per share	$0.20	$1.47	$0.43	$2.22

Commenting on the results, Patrick Prevost, Cabot’s President and CEO, stated, “Although we are not pleased with our operating results this quarter, I am confident in the underlying strength of our businesses. Key drivers of this quarter’s performance are first, as anticipated, the negative time lag effect in our rubber blacks supply contracts was unprecedented. Rubber Blacks nonetheless improved profitability despite the difficult operating environment through strong margin and cost management. Second, the softening economic environment became more global in scope and affected our volumes during the quarter, particularly in the automotive and construction sectors. Third, our other income and expense was unfavorably affected by $9 million from the non-cash translation of intercompany loans, denominated in U.S. dollars, provided to our Brazilian subsidiary, whose currency depreciated during the quarter.”

Prevost continued, “It is clear that the global macroeconomic issues have begun to affect our business results in the form of reduced demand in some of our key industrial sectors. Our conservative financial practices have positioned us with a strong balance sheet to withstand these turbulent conditions and we remain focused on executing our longer term strategies to further advance our position as a global market leader.”

Summary of Results

For the fourth quarter and full fiscal year 2008, net income was $11 million and $85 million ($0.17 and $1.33 per diluted common share), respectively. Adjusted EPS was $0.20 and $1.47 per diluted common share for the fourth quarter and full fiscal year 2008, respectively, which excludes $1 million and $9 million ($0.03 and $0.14 per diluted common share), respectively, of charges from certain items. This compares to fourth quarter and full fiscal year 2007 net income of $24 million and $129 million ($0.36 and $1.90 per diluted common share), respectively. Adjusted EPS was $0.43 and $2.22 per diluted common share for the fourth quarter and full fiscal year 2007, respectively, which excluded $5 million and $22 million ($0.07 and $0.32 per diluted common share), respectively, of charges from certain items and discontinued operations. Details of the Company’s financial results and certain items are provided in the accompanying tables.

Segment Results

Core Segment

Rubber Blacks profitability increased by $13 million when compared to the fourth quarter of 2007. Solid margin management and lower fixed manufacturing costs allowed the Business to overcome a significant unfavorable contract lag ($36 million) and lower volumes ($8 million). Volumes declined by 7% driven by economic softness in all regions as our tire customers reduced production on weaker demand. The Americas declined by 10%, with North America down 7% and South America down 15%; the Europe, Middle East, Africa region was down 6%; and Asia Pacific was down 6% overall, with China down 16%, in part due to the Olympics, more than offsetting an increase of 3% in the rest of Asia. For the full fiscal year 2008, operating profit before tax (“PBT”) increased despite the unfavorable contract lag and difficult economic conditions, which led to flat volumes. The Business was able to offset the vast majority of these unfavorable factors through solid margin management and strict control on manufacturing spending, and also benefited from foreign currency translation. The time lag of feedstock related pricing adjustments in the Company’s rubber blacks supply contracts had an unfavorable impact of $36 million and $66 million for the fourth quarter and full fiscal year 2008, respectively. This is compared to an unfavorable impact of $13 million and $6 million in the same periods of 2007.

Results in the Supermetals Business for the fourth quarter of 2008 continued to be weak. Volumes increased compared to the third quarter of 2008, but were still below the prior year’s volume levels. Profitability decreased by $6 million compared to the fourth quarter of 2007 as the decline in volumes ($5 million) and an increase in average ore costs ($3 million) could not be fully offset by a favorable product mix ($2 million). For the full fiscal year 2008, the decline in volumes ($14 million) and lower pricing ($12 million) were due, principally, to the expiration of favorable supply contracts in the first quarter of 2007. These factors, combined with higher average ore costs ($4 million), resulted in significantly lower PBT than in the prior year. The Business continued to focus on cash generation through working capital reductions, including reduction of its inventory levels, during the fourth quarter. For the full fiscal year 2008, net working capital improved by $23 million. We remain committed to, and are making progress towards, returning the Business to profitability in 2009.

Performance Segment

Profitability decreased by $9 million when compared to the fourth quarter of 2007, principally as a result of a decline in volumes ($6 million) driven by weakening demand in the construction and automotive industrial sectors. Performance Products volumes were lower by 8%, as significant decreases in developed regions more than offset continued, albeit slowing, growth in emerging markets. Fumed Metal Oxides volumes decreased by 2% compared to the fourth quarter of 2007. For the full fiscal year 2008, profitability was significantly lower due to an unfavorable LIFO impact of $17 million and a rapid rise in raw material and energy costs, not fully recovered through pricing. Additionally, selling, technical and administrative costs increased as a result of continued investment in geographic expansion and product differentiation to sustain the long term growth of the Segment. These costs were partially offset by volume growth (1% and 2% for Performance Products and Fumed Metal Oxides, respectively) and favorable foreign currency translation.

Specialty Fluids Segment

Business performance remained solid for the fourth quarter and full fiscal year of 2008 when compared to the same periods of 2007. Sales increased over the 2007 periods while PBT decreased slightly over the comparative 2007 periods. Cesium formate was used successfully during the fourth quarter in multiple wells in Kazakhstan and throughout the year in Asia Pacific, which positions the Segment well to continue its geographic growth. During fiscal 2008, the percentage of revenue generated by business outside of the North Sea improved to 21%, compared to 17% in fiscal 2007.

New Business Segment

Sales in the New Business Segment improved for both the fourth quarter and full fiscal year 2008 when compared to the same periods of 2007. In the Inkjet Colorants Business, full year revenues declined, with lower volumes in the OEM market segment. In the fourth quarter, volumes and product mix were favorable when compared to the same period of 2007 and sequentially. Aerogel revenues increased in both periods when compared to 2007, driven by the construction and oil and gas market segments. Superior MicroPowders increased revenues, continuing to supply advanced materials to the security market. The Segment benefited from lower manufacturing and administrative costs in the fourth quarter from steps taken in the third quarter of 2008, including workforce reductions and the elimination of under-performing projects.

Cash Flow

During the fourth quarter of 2008, operations generated $94 million of cash, including a $9 million decrease in working capital on a constant dollar basis. For the full fiscal year 2008, operations generated $138 million in cash, despite a $135 million increase in working capital, principally from higher carbon black feedstock costs. The Company ended the year with a cash balance of $129 million. Capital expenditures were $72 million in the fourth quarter and $199 million for the full fiscal year 2008 and included spending on expansions in China and carbon black energy centers. The Company did not repurchase shares on the open market during the fourth quarter of 2008, ending the fiscal year with 935,400 shares repurchased at an average price of $29.66 per share.

Outlook

Commenting on the outlook for fiscal 2009 and beyond, Prevost said, “I remain confident in Cabot’s strength and in our ability to execute our long term strategy and deliver on our performance commitments. We are, however, concerned about the global economic slowdown and its effect on demand in all of our key businesses. Notwithstanding this softening, the recent unprecedented decline in carbon black raw material costs will provide a significant contract lag benefit in the coming quarter. We have continued to secure orders in key market segments for Inkjet Colorants, Aerogels and Superior MicroPowders, which should lead to revenue growth in the coming fiscal year for the New Business Segment. Our cash position remains strong and will serve us well in the current economic environment. Lower carbon black feedstock costs and initiatives we have undertaken since the beginning of the year will further enhance our strong liquidity position.”

Prevost continued, “Our investors can be confident that we are closely following the impact of the global slowdown on the various industrial sectors that we serve and are taking steps to manage or mitigate the effects on our business. We remain confident in the long term strength and overall health of the Company.”

Earnings Call

The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on October 30, 2008. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com.

Cabot Corporation, headquartered in Boston, Massachusetts, is a global performance materials company. Cabot’s major products are carbon black, fumed silica, inkjet colorants, capacitor materials, and cesium formate drilling fluids. The Company’s website is: http://www.cabot-corp.com.

Forward-Looking Statements

This earnings release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future (including our expectations concerning market demand, carbon black raw material costs, financial performance in our Supermetals Business and in the New Business Segment, and our liquidity position), strategy for growth, market position, and expected financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Cabot, particularly its latest annual report on Form 10-K, could cause results to differ materially from those stated. These factors include, but are not limited to changes in raw material costs; costs associated with the research and development of new products, including regulatory approval and market acceptance; competitive pressures; successful integration of structural changes, including restructuring plans, and joint ventures; the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier or customer operations.

Use of Non-GAAP Financial Measures

The preceding discussion of our results and the accompanying financial tables report adjusted EPS and also include information on our reportable segment sales and segment (or business) operating profit before taxes (“PBT”). Adjusted EPS and segment PBT are non-GAAP financial measures and are not intended to replace EPS and income (loss) from continuing operations before taxes, equity in net income of affiliated companies and minority interest, respectively, the most directly comparable GAAP financial measures. Both EPS and adjusted EPS are calculated on a diluted share basis. In calculating adjusted EPS and segment PBT, we exclude certain items, meaning items that are significant and unusual or infrequent and not believed to reflect the true underlying business performance, and, therefore, are not allocated to a segment’s results or included in adjusted EPS. Further, in calculating segment PBT we include equity in net income of affiliated companies, royalties paid by equity affiliates, minority interest and allocated corporate costs but exclude interest expense, foreign currency translation gains and losses, interest income and dividend income. Our chief operating decision-maker uses adjusted EPS to evaluate the underlying earnings power of the Company. Segment PBT is used to evaluate changes in the operating results of each segment before non-operating factors and before certain items and to allocate resources to the segments. We believe that these non-GAAP measures also assist our investors in evaluating the changes in our results and the Company’s performance. A reconciliation of adjusted EPS to EPS is shown in the table titled Certain Items and Reconciliation of Adjusted EPS, and a reconciliation of total segment PBT to income (loss) from operations before taxes, equity in net income of affiliated companies and minority interest is shown in the table titled Summary Results by Segments. The certain items that are excluded from our calculation of adjusted EPS and segment PBT are detailed in the table titled Certain Items and Reconciliation of Adjusted EPS.

The term “LIFO impact” includes two factors: (i) the impact of current, generally higher, inventory cost being recognized immediately in cost of goods sold (“COGS”) under a last-in-first-out method, compared to the older costs that would have been included in COGS under a first-in-first-out method; and (ii) the impact of reductions in inventory quantities, causing historical, generally lower, inventory costs to flow through COGS.

Fourth Quarter Earnings Announcement, Fiscal 2008

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended September 30 Dollars in millions, except per share amounts (unaudited)	Three Months		Twelve Months
	2008	2007	2008	2007
Net sales and other operating revenues	$853	$675	$3,191	$2,616
Cost of sales	740	564	2,706	2,111

Gross profit	113	111	485	505

Selling and administrative expenses	56	66	246	249
Research and technical expenses	19	20	74	69

Income from operations	38	25	165	187

Other income and expense
Interest and dividend income	2	2	4	10
Interest expense	(10)	(8)	(38)	(34)
Other income (expense)	(15)	1	(20)	5

Total other income and expense	(23)	(5)	(54)	(19)

Income from continuing operations before income taxes, equity in net income of affiliated companies and minority interest	15	20	111	168

Benefit (provision) for income taxes	(1)	2	(14)	(38)
Equity in net income of affiliated companies, net of tax	2	3	8	12
Minority interest in net income, net of tax	(5)	(4)	(20)	(15)

Income from continuing operations	11	21	85	127
Discontinued operations, net of tax (A)	—	3	—	2

Net income	11	24	85	129
Dividends on preferred stock, net of tax benefit	—	—	—	(1)

Net income available to common shares	$11	$24	$85	$128

Diluted earnings per share of common stock
Income from continuing operations	$0.17	$0.32	$1.33	$1.87
Discontinued operations, net of tax (A)	—	0.04	—	0.03

Net income	$0.17	$0.36	$1.33	$1.90
Weighted average common shares outstanding
Diluted	64	66	64	68

(A)	Amount relates to legal settlements in connection with our discontinued operations, net of tax.

Fourth Quarter Earnings Announcement, Fiscal 2008

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS

CERTAIN ITEMS: Periods ended September 30 Dollars in millions, except per share amounts (unaudited)	Three Months				Twelve Months
	2008 $	2008 per share(A)	2007 $	2007 per share(A)	2008 $	2008 per share(A)	2007 $	2007 per share(A)
Certain items before income taxes
Environmental reserves and legal settlements	$—	$—	$(2)	$(0.02)	$(3)	$(0.04)	$(8)	$(0.09)
Reserve for respirator claims	2	0.03			$2	$0.03	—	—
Carbon Black federal antitrust litigation	—	—	—	—	—	—	(10)	(0.09)
CEO transition costs	—	—	—	—	(4)	(0.04)	—	—
Debt issuance costs	(2)	(0.03)	—	—	(2)	(0.03)	—	—
Acquisition of flamed synthesis technology	—		(4)	(0.04)	—	—	(4)	(0.04)
Restructuring initiatives:
- Global	(1)	(0.01)	1	0.01	(6)	(0.06)	(3)	(0.03)
- Altona, Australia	—	—	—	—	18	0.20	(1)	(0.01)
- North America	(1)	(0.02)	(5)	(0.06)	(15)	(0.18)	(8)	(0.09)
- Europe (B)	—	—	—	—	(2)	(0.02)

Total certain items	(2)	(0.03)	(10)	(0.11)	(12)	(0.14)	(34)	(0.35)

Discontinued operations(C)	—	—	3	0.04	—	—	2	0.03

Total certain items and discontinued operations	(2)	(0.03)	(7)	(0.07)	(12)	(0.14)	(32)	(0.32)

Tax impact of certain items and discontinued operations	1	—	2	—	3	—	10	—

Total certain items and discontinued operations, after tax	$(1)	$(0.03)	$(5)	$(0.07)	$(9)	$(0.14)	$(22)	$(0.32)

Periods ended September 30	Three Months		Twelve Months
Dollars in millions (unaudited)	2008	2007	2008	2007
Statement of Operations Line Item
Cost of sales	$(2)	$(5)	$(3)	$(16)
Selling and administrative expenses	2	(1)	(7)	(14)
Research and technical expenses	—	(4)	—	(4)
Other income and expense	(2)	—	(2)	—

Total certain items	$(2)	$(10)	$(12)	$(34)

NON-GAAP MEASURE: Periods ended September 30 Dollars in millions, except per share amounts (unaudited)	Three Months		Twelve Months
	2008 per share(A)	2007 per share(A)	2008 per share(A)	2007 per share(A)
Reconciliation of Adjusted EPS to GAAP EPS
Diluted EPS	$0.17	$0.36	$1.33	$1.90
Total certain items	(0.03)	(0.11)	(0.14)	(0.35)
Discontinued operations	—	0.04	—	0.03

Adjusted EPS	$0.20	$0.43	$1.47	$2.22

(A)	Per share amounts are calculated after tax.
(B)	Charges relate to former carbon black facilities.
(C)	Amounts relate to legal settlements in connection with our discontinued operations, net of tax.

Fourth Quarter Earnings Announcement, Fiscal 2008

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended September 30 Dollars in millions, except per share amounts (unaudited)	Three Months		Twelve Months
	2008	2007	2008	2007
SALES
Core Segment	$553	$423	$2,063	$1,649
Rubber blacks	505	368	1,868	1,416
Supermetals	48	55	195	233
Performance Segment	237	213	933	811
Performance products	165	142	646	541
Fumed metal oxides	72	71	287	270
New Business Segment	20	12	57	51
Inkjet colorants	13	10	43	46
Aerogel(A)	5	1	10	3
Superior MicroPowders	2	1	4	2
Specialty Fluids Segment	19	16	68	58

Segment sales	829	664	3,121	2,569
Unallocated and other(A), (B)	24	11	70	47

Net sales and other operating revenues	$853	$675	$3,191	$2,616

SEGMENT PROFIT
Core Segment	$16	$9	$92	$109
Rubber blacks	21	8	101	93
Supermetals	(5)	1	(9)	16
Performance Segment	21	30	102	131
New Business Segment	(4)	(10)	(34)	(33)
Specialty Fluids Segment	6	7	24	25

Total Segment Profit(C)	39	36	184	232

Interest expense	(10)	(8)	(38)	(34)
General unallocated expense(D)	(12)	(5)	(27)	(18)
Less: Equity in net income of affiliated companies, net of tax	(2)	(3)	(8)	(12)

Income from continuing operations before income taxes, equity in net income of affiliated companies and minority interest	15	20	111	168
Provision for income taxes	(1)	2	(14)	(38)
Equity in net income of affiliated companies, net of tax	2	3	8	12
Minority interest in net income, net of tax	(5)	(4)	(20)	(15)

Income from continuing operations	11	21	85	127
Discontinued operations, net of tax(E)	—	3	—	2

Net Income	11	24	85	129
Dividends on preferred stock, net of tax benefit	—	—	—	(1)

Net income available to common shares	$11	$24	$85	$128

Diluted earnings per share of common stock
Income from continuing operations	$0.17	$0.32	$1.33	$1.87
Discontinued operations, net of tax(E)	—	0.04	—	0.03

Net Income	$0.17	$0.36	$1.33	$1.90
Weighted average common shares outstanding
Diluted	64	66	64	68

Note: During the third quarter of fiscal 2008, management changed the way it manages the Company’s businesses. Accordingly, the segment results for all periods presented have been revised to reflect these changes. Management is continuing to review how it evaluates the businesses and the allocation of costs among the segments. As a result, the values reported in the Company’s future SEC filings may vary materially from those presented in this table.

(A)	Royalty income received by the Aerogel business, which has been included in Unallocated and other in prior periods, has been reclassified to Segment sales for all periods presented above.
(B)

Unallocated and other reflects an elimination for sales of one equity affiliate, prior to the consolidation of its results beginning April 1, 2008, offset by royalties paid by equity affiliates and other operating revenues and external shipping and handling fees.

(C)

Segment profit is a measure used by Cabot’s Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment profit includes equity in net income of affiliated companies, royalty income, minority interest and allocated corporate costs.

(D)

General unallocated expense includes foreign currency transaction gains (losses), interest income, dividend income, and the certain items listed in the Certain Items and Reconciliation of Adjusted EPS table.

(E)	Amount relates to legal settlements in connection with our discontinued operations, net of tax.

Fourth Quarter Earnings Announcement, Fiscal 2008

CABOT CORPORATION CONDENSED CONSOLIDATED FINANCIAL POSITION

Dollars in millions, except share and per share amounts	September 30, 2008 (unaudited)	September 30, 2007 (audited)
Current assets:

Cash and cash equivalents	$129	$154
Short-term marketable securities	1	2
Accounts and notes receivable, net of reserve for doubtful accounts of $5 and $6	643	563
Inventories:
Raw materials	193	154
Work in process	58	77
Finished goods	246	184
Other	26	27

Total inventories	523	442
Prepaid expenses and other current assets	75	72
Deferred income taxes	42	35
Assets held for sale	7	7

Total current assets	1,420	1,275

Investments:
Equity affiliates	53	65
Long-term marketable securities and cost investments	1	3

Total investments	54	68

Property, plant and equipment	2,975	2,823
Accumulated depreciation and amortization	(1,894)	(1,807)

Net property, plant and equipment	1,081	1,016

Other assets:
Goodwill	34	34
Intangible assets, net of accumulated amortization of $11 and $10	3	4
Assets held for rent	45	42
Deferred income taxes	151	120
Other assets	63	77

Total other assets	296	277

Total assets	$2,851	$2,636

Fourth Quarter Earnings Announcement, Fiscal 2008

CABOT CORPORATION CONDENSED CONSOLIDATED FINANCIAL POSITION

Dollars in millions, except share and per share amounts	September 30, 2008 (unaudited)	September 30, 2007 (audited)
Current liabilities:

Notes payable to banks	$181	$67
Accounts payable and accrued liabilities	426	427
Income taxes payable	42	36
Deferred income taxes	2	2
Current portion of long-term debt	39	15

Total current liabilities	690	547

Long-term debt	496	503
Deferred income taxes	19	16
Other liabilities	295	300

Minority interest	111	76

Stockholders’ equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Series B ESOP Convertible Preferred Stock 7.75% Cumulative
Authorized: None and 200,000 shares
Issued: None and none	—	—
Outstanding: None and none
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 65,403,100 and 65,424,674 shares	65	65
Outstanding: 65,277,715 and 65,279,803 shares
Less cost of 125,385 and 144,871 shares of common treasury stock	(4)	(5)
Additional paid-in capital	16	—
Retained earnings	1,142	1,119
Deferred employee benefits	(30)	(34)
Notes receivable for restricted stock	(21)	(19)
Accumulated other comprehensive income	72	68

Total stockholders’ equity	1,240	1,194

Total liabilities and stockholders’ equity	$2,851	$2,636

CABOT CORPORATION

	Fiscal 2007					Fiscal 2008
In millions, except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY
Sales
Core Segment	$428	$399	$399	$423	$1,649	$463	$511	$537	$553	$2,063
Rubber blacks	351	346	351	368	1,416	410	454	499	505	1,868
Supermetals	77	53	48	55	233	53	57	38	48	195
Performance Segment	188	202	208	213	811	211	236	247	237	933
Performance products	123	134	142	142	541	141	164	175	165	646
Fumed metal oxides	65	68	66	71	270	70	72	72	72	287
New Business Segment	11	14	14	12	51	10	14	14	20	57
Inkjet colorants	10	13	13	10	46	8	11	11	13	43
Aerogel (A)	—	1	1	1	3	1	2	2	5	10
Superior MicroPowders	1	—	—	1	2	1	1	1	2	4
Specialty Fluids Segment	16	10	16	16	58	16	16	17	19	68

Segment Sales	643	625	637	664	2,569	700	777	815	829	3,121
Unallocated and other (A), (B)	12	12	12	11	47	11	9	25	24	70

Net sales and other operating revenues	$655	$637	$649	$675	$2,616	$711	$786	$840	$853	$3,191

Segment Profit
Core Segment	$56	$33	$11	$9	$109	$15	$25	$37	$16	$92
Rubber blacks	40	34	11	8	93	14	26	41	21	101
Supermetals	16	(1)	—	1	16	1	(1)	(4)	(5)	(9)
Performance Segment	34	36	31	30	131	27	26	27	21	102
New Business Segment	(11)	(4)	(8)	(10)	(33)	(12)	(9)	(9)	(4)	(34)
Specialty Fluids Segment	8	3	7	7	25	7	5	5	6	24

Total Segment Profit (C)	87	68	41	36	232	37	47	60	39	184

Interest expense	(9)	(9)	(8)	(8)	(34)	(9)	(9)	(9)	(10)	(38)
General unallocated income (expense) (D)	—	(15)	1	(5)	(18)	8	(13)	(10)	(12)	(27)
Less: Equity in net income of affiliated companies, net of tax	(3)	(3)	(3)	(3)	(12)	(2)	(2)	(2)	(2)	(8)

Income from continuing operations before income taxes, equity in net income of affiliated companies and minority interest	75	41	31	20	168	34	23	39	15	111
Benefit (provision) for income taxes	(19)	(11)	(9)	2	(38)	6	(11)	(8)	(1)	(14)
Equity in net income of affiliated companies, net of tax	3	3	3	3	12	2	2	2	2	8
Minority interest in net income, net of tax	(5)	(2)	(4)	(4)	(15)	(6)	(3)	(6)	(5)	(20)

Income from continuing operations	54	31	21	21	127	36	11	27	11	85
Discontinued operations, net of tax (E)	—	—	(1)	3	2	—	—	—	—	—

Net income	54	31	20	24	129	36	11	27	11	85
Dividends on preferred stock, net of tax benefit	—	(1)	—	—	(1)	—	—	—	—	—

Net income available to common shares	$54	$30	$20	$24	$128	$36	$11	$27	$11	$85

Diluted earnings per share of common stock
Income from continuing operations	$0.79	$0.45	$0.31	$0.32	$1.87	$0.56	$0.17	$0.43	$0.17	$1.33
Discontinued operations, net of tax (E)	—	—	(0.01)	0.04	0.03	—	—	—	—	—

Net income	$0.79	$0.45	$0.30	$0.36	$1.90	$0.56	$0.17	$0.43	$0.17	$1.33

Weighted average common shares outstanding
Diluted	69	69	68	66	68	64	64	63	64	64

Note: During the third quarter of fiscal 2008, management changed the way it manages the Company’s businesses. Accordingly, the segment results for all periods presented have been revised to reflect these changes. Management is continuing to review how it evaluates the businesses and the allocation of costs among the segments. As a result, the values reported in the Company’s future SEC filings may vary materially from those presented in this table.

(A)	Royalty income received by the Aerogel business, which has been included in Unallocated and other in prior periods, has been reclassified to Segment sales for all periods presented above.
(B)

Unallocated and other reflects an elimination for sales of one equity affiliate, prior to the consolidation of its results beginning April 1, 2008, offset by royalties paid by equity affiliates and other operating revenues and external shipping and handling fees.

(C)

Segment profit is a measure used by Cabot’s Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment profit includes equity in net income of affiliated companies, royalty income, minority interest and allocated corporate costs.

(D)

General unallocated expense includes foreign currency transaction gains (losses), interest income, dividend income and certain items listed in the Certain Items and Reconciliation of Adjusted EPS table.

(E)	Amounts relate to legal and tax settlements in connection with our discontinued operations, net of tax.